                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") is made February 2, 1997 between NCO Group, Inc., a Pennsylvania corporation (the "Company") and CRW Financial, Inc., a Delaware corporation ("CRW"). Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in paragraph 8 hereof.

                  Pursuant to the terms and conditions of an Asset Acquisition Agreement (the "Acquisition Agreement") dated as of February 2, 1997 among the Company, CRW Financial, Inc. ("CRW"), Kaplan & Kaplan, Inc. ("Kaplan"), CRWF Acquisition, Inc. and K&K Acquisition, Inc., CRWF Acquisition, Inc. and K&K Acquisition, Inc. (collectively, "Buyers") have acquired substantially all of the assets of the accounts receivable collection business of CRW and Kaplan (collectively, the "Sellers"), respectively. Pursuant to the Acquisition Agreement, CRW acquired 345,178 shares (the "Closing Securities") of the common stock, no par value per share, of NCO (the "Common Stock") and a Warrant to purchase 250,000 shares (the "Warrant Securities") of Common Stock on the terms and conditions set forth in the Warrant. CRW has agreed to certain restrictions on the transfer of the Closing Securities and the Warrant Securities (collectively, the "CRW Securities") and the Company has agreed to provide CRW with certain rights to register the CRW Securities for sale under the Securities Act of 1933, as amended, all as more fully described in this Agreement.

         NOW THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

         1.  Required Registrations.

         (a) Closing Securities. At any one time after the date hereof, CRW may request, in writing, that the Company effect the registration of 198,893 of the Closing Securities owned by CRW on a form that may be used for the registration of Registrable Securities. If CRW intends to distribute the Closing Securities by means of an underwriting, it shall so advise the Company in its request. In the event such registration is underwritten, the right of other holders of Registrable Securities to participate shall be conditioned on such holders' participation in such underwriting. Upon receipt of any such request, the Company shall promptly give written notice of such proposed registration to all holders of Registrable Securities. Such holders shall have the right, by giving written notice to the Company within 30 days after the Company provides its notice, to elect to have included in such registration such of their Registrable Securities as such holders may request in such notice of election; provided that if the underwriter (if any) managing the offering determines that, because of marketing factors, all of the Registrable Securities requested to be registered by all holders may not be included in the offering, then the Company shall include in such registration (i) first, the Closing Securities requested to be included therein by CRW and (ii) second, the Registrable Securities requested to be included therein by the other holders of the Registrable Securities requesting to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares owned by each such holder. Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration (on a form that may be used for the registration of Registrable Securities) of all such Registrable Securities. The Company shall keep any registration statement filed pursuant to this Section effective for a period of not less than 45 days.

         (b) Warrant Securities. At any one time after November 13, 1997, and provided that CRW has committed in writing to exercise the Warrant in full and pay the full purchase price thereunder (except as provided in the next sentence of this Section 1(b), CRW may request, in writing, that the Company effect the registration of all of the Warrant Securities and remaining Closing Securities on Form S-3 or a form that may be used for the registration of Registrable Securities; if CRW intends to distribute the Registrable Securities by means of an underwriting, it shall so advise the Company in its request. It shall be a condition precedent to the obligations of the Company under this Section 1(b) that CRW exercise and pay the full purchase price for the Warrant within ten
(10) business days after receipt of notice from that Company that it is not exercising its rights under Section 1(e). In the event that the Company exercises its rights under Section 1(e), CRW's commitment to exercise the Warrant and pay the full purchase price shall be delayed for the same period of time that the Company has delayed the registration request pursuant to Section 1(e). In the event such registration is underwritten, the right of other holders of Registrable Securities to participate shall be conditioned on such holders' participation in such underwriting. Upon receipt of any such request, the Company shall promptly give written notice of such proposed registration to all holders of Registrable Securities. Such holders shall have the right, by giving written notice to the Company within 30 days after the Company provides its notice, to elect to have included in such registration such of their Registrable Securities as such holders may request in such notice of election; provided that if the underwriter (if any) managing the offering determines that, because of marketing factors, all of the Registrable Securities requested to be registered by all holders may not be included in the offering, then the Company shall include in such registration (i) first, the Warrant Securities and Closing Securities requested to be included therein by CRW and (ii) second, the Registrable Securities requested to be included therein by the other holders of the Registrable Securities requesting to be included in such registration, pro rata among the holders of such Registrable

Securities on the basis of the number of shares owned by each such holder. Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration (on a form that may be used for the registration of Registrable Securities) of all such Registrable Securities. The Company shall keep any registration statement filed pursuant to this Section effective for a period of not less than 45 days.

         (c) The Company shall not be required to effect more than one registration pursuant to Section 1(a) above or more than one registration pursuant to Section 1(b) above (each, a "Required Registration"). The Company shall not be required to file a registration statement pursuant to Section 1(a) or Section 1(b) within 180 days after any completed public offering of the Company's securities, including without limitation, pursuant to Section 1; provided, however, that this sentence shall not apply to any registration statement requested pursuant to Section 1(a) if such request is delivered to the Company on or before May 1, 1997.

         (d) In the event that APT exercises its demand registration rights within 30 days after the Company provides the notice of CRW's exercise of its Required Registration rights pursuant to this Section 1, APT shall be permitted to effect such demand registration and CRW's exercise of such Required Registration right shall be deemed to have been mutually rescinded (subject to later exercise).

         (e) If at any time of any request to register CRW Securities pursuant to this Section 1, the Company is engaged, has fixed plans to engage or has been requested to engage within 30 days of the time of the request in a registered public offering as to which CRW may include CRW Securities pursuant to Section 2 or is engaged in any other activity which, in the good faith determination of the Company's Board of Directors, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a period not in excess of 180 days from the effective date of such offering or the date of commencement of such other material activity, as the case may be, such right to request a delay to be exercised by the Company not more than once in any twelve month period; provided, however, that this sentence shall not apply to any registration statement requested pursuant to Section 1(a) if such request is delivered to the Company on or before May 1, 1997.

         2.  Piggyback Registrations.

         (a) Right to Piggyback. Subject to the limitations contained herein, at any time prior to February 1, 2002, whenever the Company proposes to register any of its securities under the Securities Act and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 30 days after the receipt of the Company's notice.

         (b) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, the securities the Company proposes to register, (ii) second, the APT Securities requested to be included therein by the holders of the APT Securities requesting to be included in such registration, pro rata among the holders of such APT Securities on the basis of the number of shares owned by each such holder, (iii) third, the Registrable Securities requested to be included therein by the holders of the Registrable Securities (including the CRW Securities) requesting to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares owned by each such holder, and (iv) fourth, other securities requested to be included in such registration.

         (c) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, the Registrable Securities requested to be included therein by holders exercising demand registration rights, (ii) second, the APT Securities requested to be included therein by the holders of the APT Securities requesting to be included in such registration, pro rata among the holders of such APT Securities on the basis of the number of shares owned by each such holder, (iii) third, the securities requested to be included therein by the holders of the Registrable Securities (including the CRW Securities) requesting to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares owned by each such holder, and (iv) fourth, other securities requested to be included in such registration.

         (d) It shall be a condition precedent to the Company's obligations under this Section 2 that CRW shall have exercised the Warrant and paid the full purchase price for the Warrant Securities to be included in such registration statement prior to the filing of such registration statement with the Securities and Exchange Commission. The Company shall give CRW at least ten (10) days written notice prior to such filing.

         3.  Certain Agreements of CRW.

         (a) CRW shall effect sales or distributions of the CRW Securities (including, without limitation, private sales, sales pursuant to this Agreement and sales pursuant to Rule 144) only through Montgomery Securities and/or Janney Montgomery Scott Inc. (the "Designated Brokers") unless (i) CRW is selling CRW Securities in an underwritten Piggyback Registration and the selection of the managing underwriter was not within its control, or (ii) neither of the Designated Brokers offers execution competitive with the execution offered to CRW in writing by a nationally recognized NASD member firm.

         (b) CRW shall not effect any public sale or distribution (including, without limitation, sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the ten days prior to and the 180-day period (or longer if requested by the underwriter managing the offering) beginning on the effective date of any underwritten Required or Piggyback Registration in which CRW Securities are included (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree. CRW shall execute such standard "lock-up" or other agreements as the underwriters managing the registered public offering shall require.

         (c) Except as provided in Section 1, CRW shall not Transfer any CRW Securities prior to August 1, 1997 without the express prior written consent of the Company which may be withheld in its sole and absolute discretion, and any Transfer in violation of this Section 3(c) shall be void and of no force or effect; provided, however, that the Company shall not unreasonably withhold its consent to the transfer of the Warrant to any of the two executive officers of CRW as of the date hereof or an Affiliate of CRW as of the date hereof provided that such proposed transferee executes a Standstill Agreement with the Company in form acceptable to the Company.

         4. Registration Procedures. Whenever CRW has requested that any CRW Securities be registered pursuant to this Agreement, the Company shall use commercially reasonable efforts to effect the registration and the sale of such CRW Securities in accordance with the intended method of disposition thereof; and pursuant thereto the Company shall as expeditiously as possible:

         (a) prepare and file with the Securities and Exchange Commission a registration statement on the appropriate form under the Securities Act, which form shall be available for the sale of such CRW Securities in accordance with the intended method or methods of distribution thereof, and use its commercially reasonable efforts to cause such registration statement to become effective;

         (b) notify CRW of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments, post-effective amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary or appropriate to keep such registration statement effective for the period required for sale of the CRW Securities (provided that in no event shall the Company be obligated to keep such registration statement effective for more than 45 days), cause such prospectus as so supplemented to be filed as required under the Securities Act, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement or supplement to the prospectus;

         (c) if requested by the managing underwriter or underwriters or a holder of Registrable Securities being sold in connection with an underwritten offering, immediately incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and the holders of a majority in interest of the Registrable Securities being sold reasonably agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the principal amount of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

         (d) furnish to CRW such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as CRW may reasonably request in order to facilitate the disposition of the CRW Securities;

         (e) use its commercially reasonable efforts to register or qualify such CRW Securities under such other securities or blue sky laws of such jurisdictions where such registration or qualification is required to enable CRW to consummate the disposition in such jurisdictions of the CRW Securities owned by CRW provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

         (f) notify CRW at any time when a prospectus relating to CRW Securities being offered is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which the prospectus included in such registration statement as then in effect, contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, at the request of CRW, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such CRW Securities, such prospectus shall not contain an untrue statement of a material fact required to be stated therein or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (g) use its commercially reasonable efforts to cause all such CRW Securities to be listed on each securities exchange or the Nasdaq Stock Market, on which similar securities issued by the Company are then listed or traded;

         (h) cooperate with CRW and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing CRW Securities to be sold and not bearing any restrictive legends; and enable such CRW Securities to be in such denominations and registered in such names as CRW or the managing underwriters, if any, may request at least ten business days prior to any sale of CRW Securities; and provide a transfer agent and registrar for all such CRW Securities not later than the effective date of such registration statement;

         (i) in the event of any underwritten public offering, enter into an underwriting agreement with its managing underwriters;

         (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange
Commission; and

         (k) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, the Company shall use its reasonable efforts promptly to obtain the withdrawal of such order.

         5.  Registration Expenses.

         (a) Certain Fees and Commissions. The Company shall pay its own general legal and accounting fees, and legal fees relating to state securities or "blue sky" filings and all printing fees in connection with any Required or Piggyback Registrations. CRW shall pay the expense of their own counsel and all underwriting discounts, commissions and expenses of underwriters or brokers incurred in connection with the offering and sale of the CRW Securities.

         (b) Shared Expenses. CRW shall pay their proportionate shares of all expenses (other than those set forth in the first sentence of Section 5(a)) incurred by the Company in complying with any registration effected pursuant to
Section 1 of this Agreement, including all registration and filing fees attributable to CRW Securities, all state securities law or "blue sky" filing fees attributable to CRW Securities, and a proportionate share of the filing fee payable to the National Association of Securities Dealers, Inc; provided, however, that CRW shall not be required to pay such expenses if any such registration is terminated by the Company or withdrawn at the request of the Company or pursuant to Section 1(d).

         (c) Expenses Borne by Holders. To the extent registration expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder shall pay those registration expenses allocable to the registration of such holder's securities so included, and any registration expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

         6.  Indemnification and Contribution

         (a) The Company agrees to indemnify CRW with respect to CRW Securities which are included in a registration statement pursuant to this Agreement, its officers and directors and each Person who controls CRW (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by CRW expressly for use therein or by CRW's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished CRW with a sufficient number of copies of the same.

         (b) In connection with any registration statement in which CRW is participating, CRW shall furnish to the Company in writing such information and affidavits as the Company and any underwriter reasonably requests for use in connection with any such registration statement or prospectus and shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by CRW.

         (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

         (d) If the indemnification provided for in this Section 6 is unavailable to an indemnified party under paragraphs (a) or (b) hereof in respect to any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Company and CRW in connection with the statements or omissions that resulted in such losses, claim, damages, liabilities or expenses. The relative fault of the Company and CRW in connection with the statements that resulted in such losses, claims, liabilities or expenses shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material facts or the omission or alleged omission to state a material fact relates to information supplied by the Company or CRW and the parties relative intent, knowledge, access to information and opportunity to correct such statement or omission.

         (e) Notwithstanding any other provision of this Section, the liability of CRW for indemnification or contribution under this Section shall not exceed an amount equal to the number of shares sold by CRW of CRW Securities multiplied by the net amount per share which CRW receives in such offering.

         (f) The indemnification and contribution provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.

         7. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties directly regarding such holder and such holder's intended method of distribution

         8. Definitions.

         "APT" means APT Holdings Corporation.

         "APT Securities" means the shares of Common Stock to which APT is entitled to demand and piggyback registration rights pursuant to a Second Amended and Restated Registration Rights Agreement dated December 13, 1996, as hereafter amended (the "APT Registration
Rights Agreement").

         "Affiliate" means any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. The terms "control," "controlled by" and "under common control with" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as general partner, as a limited partner with a right to receive 50% or more of the income or assets of a limited partnership, by contract or otherwise.

         "Closing Securities" means 345,178 shares of Common Stock issued to CRW pursuant to the Acquisition Agreement and any common stock issued or issuable with respect to such shares by way of a stock dividend, stock split or combination of shares.

         "Common Stock" means the Company's Common Stock, no par value.

         "CRW Securities" means the Closing Securities and the Warrant
Securities.

         "NASD" means the National Association of Securities Dealers.

         "Person" means any individual, corporation, partnership, limited liability company, trust, estate, association, cooperative, government or governmental entity (or any branch, subdivision or agency thereof) or any other entity.

         "Registrable Securities" means the APT Securities, the CRW Securities, and any other securities of the Company, the holders of which are entitled to have such securities registered for sale under the Securities Act, and any other securities issued or issuable with respect to any of the foregoing by way of a stock dividend, stock split or combination of shares. As to any particular Registrable Securities, including without limitation, the APT Securities and the CRW Securities, such securities shall cease to be Registrable Securities when they have been distributed to the public pursuant to a offering registered under the Securities Act or have become eligible to be sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any such rule then in force).

         "Securities Act" means the Securities Act of 1933, as amended.

         "Transfer" means the disposing of or parting with all or any portion of an interest (legal or equitable, record or beneficial) by any means, direct or indirect, absolute or conditional, voluntary or involuntary, including, but not limited to, by sale, assignment, disposition, court order, operation of law, dissolution, merger, consolidation, division, spin-off, dividend, distribution, equitable or other distribution after divorce or separation, settlement, exchange, waiver, abandonment, gift, alienation, bequest, pledge, hypothecation, encumbrance or disposal.

         "Warrant" mean the Common Stock Purchase Warrant dated the date hereof issued by the Company to CRW to purchase 250,000 shares of Common Stock.

         "Warrant Securities" means 250,000 shares of Common Stock issuable to CRW upon exercise of the Warrant and any common stock issued or issuable with respect to such shares by way of a stock dividend, stock split or combination of shares.

         9. Miscellaneous.

         (a) Notice. All notices, consents or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) three business days after being mailed by first class certified mail, return receipt requested, postage prepaid, or (c) one business day after being sent by a reputable overnight delivery service, postage or delivery charges prepaid, to the parties at their respective addresses set forth below. Notices may also be given by prepaid telegram or facsimile and shall be effective on the date transmitted if confirmed within 24 hours thereafter by a signed original sent in the manner provided in the preceding sentence. Notice to CRW shall be sent to 443 S. Gulph Road, King of Prussia, Pennsylvania 19406, Attention: J. Brian O'Neill, Chief Executive Officer, with a copy to Morgan Lewis & Bockius LLP, 2000 One Logan Square, Philadelphia, PA 19103, attention: Stephen M. Goodman, Esquire. Notice to the Company shall be sent to 1740 Walton Road, Blue Bell, Pennsylvania 19406,
Attention: Michael J. Barrist, President, with a copy to Blank Rome Comisky & McCauley, Four Penn Center Plaza, Philadelphia PA 19103, attention Joel C. Shapiro, Esquire. Any party may change its address for notice and the address to which copies must be sent by giving notice of the new addresses to the other parties in accordance with this Section 9(a), except that any such change of address notice shall not be effective unless and until received.

         (b) Entire Understanding. This Agreement states the entire understanding among the parties with respect to the subject matter hereof, and supersedes all prior oral and written communications and agreements, and all contemporaneous oral communications and agreements, with respect to the subject matter hereof. No amendment or modification of this Agreement shall be effective unless in writing and signed by the party against whom enforcement is sought.

         (c) Parties in Interest. This Agreement shall bind, benefit, and be enforceable by the Company and its successors and assigns and of CRW and its permitted successors and assigns. CRW may not Transfer this Agreement or its rights hereunder without the express prior written consent of the Company which may be withheld in its sole and absolute discretion, and any Transfer in violation of this Section 9(c) shall be void and of no force or effect; provided, however, that CRW may assign this Agreement to any Person or entity to whom the Company has consented to the transfer of the CRW Securities pursuant to
Section 3(c).

         (d) Waivers. Except as otherwise expressly provided herein, no waiver with respect to this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of, or shall preclude any other or further exercise of, any right, power or remedy.

         (e) Severability. If any provision of this Agreement is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

         (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original hereof, and it shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart hereof.

         (g) Section Headings. The section and subsection headings in this Agreement are used solely for convenience of reference, do not constitute a part of this Agreement, and shall not affect its interpretation.

         (h) Controlling Law. THIS AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

         (i) Jurisdiction and Process. In any action between or among any of the parties, whether arising out of this Agreement or otherwise, (a) each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located in the Commonwealth of Pennsylvania; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the Commonwealth of Pennsylvania; (c) each of the parties irrevocably waives the right to trial by jury; (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 9(a); and (e) the prevailing parties shall be entitled to recover their reasonable attorney's fees (including, if applicable, charges for in-house counsel) and court costs from the other parties.

         (j) No Third-Party Beneficiaries. No provision of this Agreement is intended to or shall be construed to grant or confer any right to enforce this Agreement, or any remedy for breach of this Agreement, to or upon any Person other than the parties hereto

         (k) Neutral Construction. The parties have negotiated this Agreement and all of the terms and conditions contained in this Agreement in good faith and at arms' length, and each party has been represented by counsel during such negotiations. No term, condition, or provision contained in this Agreement shall be construed against any party or in favor of any party (i) because such party or such party's counsel drafted, revised, commented upon, or did not comment upon, such term, condition, or provision; or (ii) because of any presumption as to any inequality of bargaining power between or among the parties. Furthermore, all terms, conditions, and provisions contained in this Agreement shall be construed and interpreted in a manner which is consistent with all other terms, conditions, and provisions contained in this Agreement.

         (l) APT Registration Rights Agreement; No Inconsistent Agreements. This Agreement, and CRW's rights hereunder, are made under and subject to the APT Registration Rights Agreement as in force on the date hereof, a copy of which has been provided to CRW. In the event of any conflict between the rights of APT as set forth in the APT Registration Rights Agreement and the right of CRW as set forth herein, the rights of APT shall be given effect. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of CRW Securities pursuant to Section 1 or 2 hereof or otherwise conflict with the provisions thereof.

         EACH PARTY HAS CAUSED THIS AGREEMENT TO BE EXECUTED ON ITS BEHALF BY A DULY AUTHORIZED OFFICER, AS OF THE DATE FIRST STATED
ABOVE.


                                            CRW FINANCIAL, INC.


                                            By:   /s/ Jonathan P. Robinson
                                                ----------------------------

                                            Title: CFO
                                                  --------------------------



                                            NCO GROUP, INC.


                                            By:   /s/ Michael J. Barrist
                                                ----------------------------

                                            Title:    President
                                                  --------------------------







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